Filed pursuant to Rule 424(b)(5)

Registration No. 333-249541

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE(2)
Common Stock, par value $0.01 per share:	5,175,000	$50.00	$258,750,000.00	$28,229.63

(1)	Includes 675,000 shares of Common Stock that may be purchased by the underwriters pursuant to their option to purchase additional shares.
(2)

Calculated in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3ASR (File No. 333-249541).

Prospectus Supplement

(To prospectus dated October 19, 2020)

4,500,000 shares

Common Stock

We are offering 4,500,000 shares of our common stock in this offering.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “PHR.” On April 7, 2021, the last reported sale price of our common stock was $52.54 per share.

See “Risk factors“ on page S-12 of this prospectus supplement, as well as in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, to read more about factors you should consider before buying our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total

Public offering price	$50.00	$225,000,000

Underwriting discount(1)	$2.50	$11,250,000

Proceeds, before expenses, to Phreesia, Inc.	$47.50	$213,750,000

(1)	We refer you to “Underwriting” beginning on page S-21 of this prospectus supplement for additional information regarding underwriter compensation.

We have granted the underwriters an option to purchase up to an additional 675,000 shares of our common stock at the public offering price less the underwriting discount.

The underwriters expect to deliver the shares of common stock against payment in New York, New York on or about April 12, 2021.

Joint Book-Running Managers

J.P. Morgan	William Blair

Allen & Company LLC	Piper Sandler

Co-Managers

Baird					Raymond James

Canaccord Genuity	Cantor	JMP Securities	KeyBanc Capital Markets	Needham & Company	Siebert Williams Shank

D.A. Davidson & Co.					Stephens Inc.

Prospectus Supplement dated April 7, 2021

Prospectus supplement

Prospectus

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

i

About this prospectus supplement

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement or in any free writing prospectuses we have prepared. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into each include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference” and in the sections of the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We take no responsibility for and can provide no assurances as to the reliability of, any information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless otherwise stated, when used in this prospectus supplement or the accompanying prospectus, the terms “Phreesia,” “we,” “our” and “us” refer to Phreesia, Inc., a Delaware corporation, unless otherwise specified or the context otherwise requires.

This prospectus supplement and the information incorporated herein by reference contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the information incorporated herein, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus supplement or any related free writing prospectus are the property of their respective owners.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.phreesia.com. Our website and the information contained therein or connected thereto are not a part of this prospectus supplement or the accompanying prospectus or the registration statement of which they form a part, and are not incorporated by reference in this prospectus supplement or the accompanying prospectus or the registration statement of which they form a part.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement, filed as part of the registration statement, omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

Incorporation by reference

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below (File No. 001-38977) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (in each case, other than those documents or the portions of those documents not deemed to be filed), between the date of this prospectus supplement and the termination of this offering:

•	Annual Report on Form 10-K for the fiscal year ended January 31, 2021, filed with the SEC on March 31, 2021;

•	Current Report on Form 8-K , filed with the SEC on January 28, 2021;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 27, 2020; and

•

The description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, filed with the SEC on April 23, 2020, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:

Phreesia, Inc.

434 Fayetteville Street, Suite 1400

Raleigh, North Carolina 27601

(888) 654-7473

investors@phreesia.com

Attention: Investor Relations

Special note regarding forward-looking statements

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain express or implied forward-looking statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include, but are not limited to, statements about:

•	the offering and our anticipated use of proceeds from this offering;

•	our future financial performance, including our revenue, costs of revenue and operating expenses and cash flows;

•	the rapidly evolving industry and the market for technology-enabled services in healthcare in the United States being relatively immature and unproven;

•	our reliance on a limited number of clients for a substantial portion of our revenue;

•	our anticipated growth and growth strategies and our ability to effectively manage that growth;

•	our ability to achieve and grow profitability;

•	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;

•	our potential competition with our customers or partners;

•	our existing clients not renewing their existing contracts with us, renewing at lower fee levels or declining to purchase additional applications from us;

•	our failure to adequately expand our direct sales force impeding our growth;

•	our ability to recover the significant upfront costs in our customer relationships;

•	our ability to determine the size of our target market;

•	liability arising from our collection, use, disclosure, or storage of sensitive data collected from or about patients;

•	consolidation in the healthcare industry resulting in loss of clients;

•	the uncertainty of the regulatory and political framework;

•	the impact of the COVID-19 pandemic on our business and our ability to attract, retain and cross-sell to healthcare provider clients;

•	our ability to obtain, maintain and enforce intellectual property for our technology and products;

•	our reliance on third-party vendors, manufacturers and partners to execute our business strategy;

•	our inability to implement our solutions for clients resulting in loss of clients and reputation;

•	our dependency on our key personnel, and our ability to attract, hire, integrate, and retain key personnel;

•	the possibility that we may become subject to future litigation;

•	our future indebtedness and contractual obligations;

•

our expectations regarding trends in our key metrics and revenue from subscription fees from our provider clients, payment processing fees and fees charged to our life sciences clients by delivering targeted messages to patients;

•	increased expense associated with being a public company;

•	our ability to realize the intended benefits of our acquisitions; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein.

You should not rely upon forward-looking statements as predictions of future events. We have based our forward-looking statements primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, without limitation, those described in the section titled “Risk Factors” in our Annual Report on Form 10-K for fiscal 2021 and any subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, and under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and in any free writing prospectus.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. We cannot assure you that the results, events and circumstances reflected in these forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

These forward-looking statements contained in this prospectus supplement speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this prospectus supplement to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.

Market and industry data

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contains statistical data, estimates and forecasts from various sources, including independent industry publications and other information from our internal sources. This information is based upon a number of assumptions and limitations, and you are cautioned not to give undue weight to such information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections titled “Risk factors” and “Special note regarding forward-looking statements” in our Annual Report on Form 10-K for fiscal 2021 and any subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, and under the headings “Risk factors” and “Special note regarding forward-looking statements” in this prospectus supplement, the accompanying prospectus and in any free writing prospectus. These factors could cause results to differ materially from those expressed in these publications and reports.

The sources of certain statistical data, estimates and forecasts contained in this prospectus supplement are the following independent industry publications or reports:

•	American Hospital Association, Regulatory Overload: Assessing the Regulatory Burden on Health Systems, Hospitals and Post-acute Care Providers, October 2017;

•	Centers for Medicare & Medicaid Service, National Health Expenditure Projections 2018-2027, 2019;

•	Health Care Payment Learning & Action Network, APM Measurement: Progress of Alternative Payment Models Methodology and Results Report, 2018;

•	Journal of Academy of Medicine, Eliminating Waste in US Health Care, April 2012;

•	Kaiser Family Foundation, 2018 Employer Health Benefits Survey, October 2018;

•	KLAS, Best in KLAS: Software & Services, February 2021;

•	KLAS, Patient Intake Management 2018: Solutions for a More Efficient Practice, June 2018;

•	National Academy of Medicine, Vital Directors for Health & Healthcare, 2017;

•	National Center for Health Statistics, High-deductible Health Plan Enrollment Among Adults Aged 18-64 With Employment-based Insurance Coverage, August 2018;

•	Software Advice, How Patients Use Online Reviews, February 2019;

•	The Journal of the American Medical Association, Medical Marketing in the United States 1997-2016, January 2019; and

•	U.S. Department of Labor, U.S. Bureau of Labor Statistics, May 2017 National Occupational Employment and Wage Estimates.

Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but such information may not be accurate or complete. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied on therein.

Certain information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein concerning our industry and the markets we serve, including our market share, are also based on our good-faith estimates derived from management’s knowledge of the industry and other information currently available to us.

Prospectus supplement summary

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk factors” beginning on page S-12 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Overview

We are a leading provider of comprehensive technology solutions that transform the healthcare experience by engaging patients in their care and enabling healthcare provider organizations to optimize operational efficiency, improve profitability and enhance clinical care and safety. Through the SaaS-based technology platform, which we refer to as the Phreesia Platform or our Platform, we offer healthcare provider client organizations, or provider clients, a robust suite of solutions to manage the patient intake process and an integrated payments solution for secure processing of patient payments. Our Platform also provides life sciences companies with an engagement channel for targeted and direct communication with patients. In fiscal 2021, we facilitated patient visits in over 1,800 healthcare provider clients across all 50 states. We define a patient visit as an individual, in-person or telehealth visit to a healthcare provider, which may include multiple visits by the same patient. Additionally, our Platform processed nearly $2.0 billion in patient payments in fiscal 2021.

Patient intake is a complex and time-consuming process involving numerous tasks, including registration, insurance verification, patient questionnaires, patient-reported outcomes, or PROs, payments and scheduling. Inefficiencies during the intake process often result in lower patient and provider satisfaction, wasted time, missed revenue opportunities and diminished health outcomes. Phreesia was founded to revolutionize patient intake and to create a better, more engaging healthcare experience. We have created an integrated and streamlined system that automates data capture and engages patients before, during and after the point of care.

The Phreesia Platform manages the end-to-end patient intake process and encompasses a comprehensive range of services, including initial patient contact, registration, appointment scheduling, payments and post-appointment patient surveys. The Phreesia Platform securely collects and analyzes each patient’s information and provides engagement tools to efficiently guide each patient through their healthcare journey. We deploy our Platform across a range of modalities, including through patients’ mobile devices (Phreesia Mobile), through a web-based dashboard for providers (Phreesia Dashboard) and through our proprietary, self-service intake tablets (PhreesiaPads) and on-site kiosks (Arrivals Kiosks), all of which provide an individualized intake experience for each patient based on age, gender and appointment type. Our solutions are highly customizable and scalable to any size healthcare provider organization and can seamlessly integrate within a provider client’s workflows and leading Practice Management, or PM, and Electronic Health Record, or EHR, systems. Our Platform additionally allows for time-of-service and secure post-explanation of benefits and integrated payments.

We serve an array of provider clients ranging from single-specialty practices, which include internal and family medicine, urology, dermatology, and orthopedics, to large multi-specialty groups and health systems. Our life sciences revenue is generated from clients in the pharmaceutical, biotechnology and medical device industries, including 13 of the top 20 global pharmaceutical companies as measured by revenue in fiscal 2021.

Company information

We were incorporated under the laws of the State of Delaware in 2005. Our principal executive office is located at 434 Fayetteville Street, Suite 1400, Raleigh, North Carolina 27601, and our telephone number is (888) 654-7473. Our website address is http://www.phreesia.com. We do not incorporate the information on or accessible through our website into this prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement.

The offering

Common stock offered by us	4,500,000 shares of common stock.

Common stock outstanding following the offering	49,380,883 shares of common stock (or 50,055,883 shares of common stock if the underwriters exercise their option to purchase additional shares of common stock in full).

Underwriters’ option to purchase additional shares of common stock	We have granted the underwriters an option to purchase up to an additional 675,000 shares of common stock at the public offering price less the underwriting discount. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Use of proceeds	We expect to receive net proceeds from this offering of approximately $213.2 million (or approximately $245.3 million if the underwriters exercise their option to purchase additional shares in full) after deducting underwriting discounts and estimated offering expenses.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital, operating expenses and capital expenditures. Additionally, we may use a portion of the net proceeds we receive from this offering to acquire or invest in businesses, products, services or technologies. However, we do not have agreements or commitments for any material acquisitions or investments at this time. See “Use of Proceeds” for additional information.

Risk factors	Investing in our common stock involves risks. See “Risk factors” beginning on page S-12 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.

NYSE symbol	“PHR.”

The number of shares of common stock to be outstanding after the offering is based on 44,880,883 shares outstanding as of January 31, 2021, and excludes:

•

1,260,309 shares of our common stock issuable upon the exercise of stock options outstanding as of January 31, 2021 under our Amended and Restated 2006 Stock Option and Grant Plan, as amended, or the 2006 Plan, at a weighted average exercise price of $1.59 per share;

•

1,942,796 shares of our common stock issuable upon the exercise of stock options outstanding as of January 31, 2021 under our 2018 Stock Option and Grant Plan, as amended, or the 2018 Plan, at a weighted average exercise price of $6.57 per share;

•

8,249 shares of our common stock issuable upon the exercise of stock options outstanding as of January 31, 2021 under our 2019 Stock Option and Incentive Plan, or the 2019 Plan, at a weighted average exercise price of $26.67 per share;

•	2,053,038 shares of our common stock issuable upon the vesting of restricted stock units, or RSUs, outstanding as of January 31, 2021;

•	70,806 shares of our common stock issuable upon the vesting of performance stock units, or PSUs, outstanding as of January 31, 2021;

•

2,256,810 shares of our common stock reserved for future issuance under the 2019 Plan as of January 31, 2021, plus any future increases in the number of shares of common stock reserved for issuance under the 2019 Plan pursuant to the evergreen provision of the 2019 Plan; and

•	855,873 shares of our common stock reserved for future issuance under our 2019 Employee Stock Purchase Plan, as of January 31, 2021.

Unless otherwise indicated, all information in this prospectus reflects or assumes the following:

•	no settlement of RSUs outstanding as of January 31, 2021; and

•	no exercise by the underwriters of their option to purchase up to 675,000 additional shares of common stock in this offering.

Risk factors

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021, which was filed with the SEC on March 31, 2021 and is incorporated by reference in this prospectus supplement, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in this prospectus supplement, the accompanying prospects and the documents incorporated by reference herein and therein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, see “Where You Can Find More Information.”

Risks relating to this offering, ownership of our common stock and other matters

Our share price has been and may in the future be volatile, and you could lose all or part of your investment.

The trading price of our common stock has been and may be volatile and subject to wide price fluctuations in response to various factors, including:

•	market conditions in the broader stock market in general, or in our industry in particular;
•	the impact of COVID-19 on the economy, our company, our customers, suppliers or employees;
•	actual or anticipated fluctuations in our quarterly financial reports and results of operations;
•	our ability to satisfy our ongoing capital needs and unanticipated cash requirements;
•	indebtedness incurred in the future;
•	introduction of new products and services by us or our competitors;
•	issuance of new or changed securities analysts’ reports or recommendations;
•	sales of large blocks of our common stock;
•	additions or departures of key personnel;
•	regulatory developments;
•	litigation and governmental investigations;
•	economic and political conditions or events; and
•	our sale of common stock or other securities in the future.

These and other factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

The trading market for our common stock is also influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more securities or industry analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. If one or more of the analysts who cover us downgrades our common stock or provides more favorable recommendations about our competitors, or if our results of operations do not meet their expectations, our stock price could decline.

If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.

The price per share of our common stock in this offering will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Further, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. These future issuances of common stock or common stock-related securities, together with the exercise of outstanding options and any additional shares issued in connection with acquisitions, if any, may result in further dilution. Based on the offering price of $50.00 per share, after giving effect to this offering, purchasers of common stock in this offering will experience immediate dilution of $40.56 per share in net tangible book value of our common shares. See the section titled “Dilution” appearing elsewhere in this prospectus supplement for a more detailed description of the dilution to new investors in the offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of proceeds.” Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If a substantial number of shares become available for sale and are sold in a short period of time, the market price of our common stock could decline.

If our existing stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our existing stockholders might sell shares of common stock could also depress our market price. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

Subject to certain exceptions described in the section titled “Underwriting,” we, our directors and executive officers have entered into lock-up agreements with the underwriters of this offering pursuant to which we and they have agreed that we will not issue, and they will not dispose of or hedge any shares or any securities convertible into or exchangeable for shares of our common stock for a period of 60 days after the date of this prospectus supplement. See the section titled “Underwriting” for more information.

In addition, certain of our employees, executive officers and directors have entered or may enter into Rule 10b5-1 trading plans providing for sales of shares of our common stock from time to time. Under a Rule 10b5-1 trading plan, a broker executes trades pursuant to parameters established by the employee, officer, or director when entering into the plan, without further direction from the employee, director, or officer. A Rule 10b5-1 trading plan may be amended or terminated in some circumstances. Our employees, executive officers and directors also may buy or sell additional shares outside of a Rule 10b5-1 trading plan when they are not in possession of material, nonpublic information, subject to the Rule 144 limitations.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition or results of operations.

Anti-takeover provisions under our incorporation documents and Delaware law could delay or prevent a change of control which could limit the market price of our common stock and may prevent or frustrate attempts by our stockholders to replace or remove our current management.

Our amended and restated certificate of incorporation, or our certificate of incorporation, and our second amended and restated bylaws, or, as amended, our bylaws, contain provisions that could delay or prevent a change of control of our company or changes in our board of directors that our stockholders might consider favorable. Some of these provisions include:

•	a board of directors divided into three classes serving staggered three-year terms, such that not all members of the board will be elected at one time;

•	a prohibition on stockholder action through written consent, which requires that all stockholder actions be taken at a meeting of our stockholders;

•

a requirement that special meetings of stockholders be called only by the board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office;

•	advance notice requirements for stockholder proposals and nominations for election to our board of directors;

•

a requirement that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of not less than 75% of all outstanding shares of our voting stock then entitled to vote in the election of directors;

•

a requirement of approval of not less than 75% of all outstanding shares of our voting stock to amend any bylaws by stockholder action or to amend specific provisions of our certificate of incorporation; and

•

the authority of the board of directors to issue preferred stock on terms determined by the board of directors without stockholder approval and which preferred stock may include rights superior to the rights of the holders of common stock.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporate Law, or DGCL, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These anti-takeover provisions and other provisions in our certificate of incorporation and our bylaws could make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by the then-current board of directors and could also delay or impede a merger, tender offer or proxy contest involving our company. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors or cause us to take other corporate actions. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our common stock to decline.

Our bylaws designate certain specified courts as the sole and exclusive forums for certain disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or the Chancery Court, will be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine, or the Delaware Forum Provision. The Delaware Forum Provision does not apply to any causes of action arising under the Securities Act or the Exchange Act. Our bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the U.S. District Court for the Southern District of New York will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, or the Federal Forum Provision. Our bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing Delaware Forum Provision and the Federal Forum Provision; provided, however, that stockholders cannot and will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

The Delaware Forum Provision and the Federal Forum Provision may impose additional litigation costs on stockholders in pursuing the claims identified above, particularly if the stockholders do not reside in or near the State of Delaware or the State of New York. Additionally, the Delaware Forum Provision and the Federal Forum Provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. In addition, while the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our Federal Forum Provision. If the Federal Forum Provision is found to be unenforceable in an action, we may incur additional costs associated with resolving such an action. The Federal Forum Provision may also impose additional litigation costs on stockholders who assert that the provision is not enforceable or invalid. The Chancery Court or the U.S. District Court for the Southern District of New York may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

Business or economic disruptions or global health concerns have harmed and may continue to seriously harm our business and increase our costs and expenses.

Broad-based business or economic disruptions could adversely affect our business. The COVID-19 pandemic has materially changed how we and our customers operate our businesses, including our company’s shift to a fully remote work environment. The pandemic has and may continue to materially and adversely impact our business and results of operations due to, among other factors:

•	a general decline in business activity including the impact of our clients’ office closures earlier in the pandemic;

•	a disproportionate impact on the provider clients with whom we contract;

•	disruptions to our supply chains and our third-party vendors, partners, and suppliers;

•

difficulty accessing the capital and credit markets on favorable terms, or at all, and a severe disruption and instability in the global financial markets, or deteriorations in credit and financing conditions that could affect our access to capital necessary to fund business operations or address maturing liabilities on a timely basis;

•	the potential negative impact on the health or productivity of employees, especially if a significant number of them are impacted;

•	a deterioration in our ability to ensure business continuity during a disruption; and

•	social, economic, and labor instability in the countries in which we or the third parties with whom we engage operate.

The continuation of the pandemic could decrease healthcare industry spending, adversely affect demand for our technology and services, cause one or more of our customers to file for bankruptcy protection or go out of business, cause one or more of our customers to fail to renew, terminate, or renegotiate their contracts, affect the ability of our sales team to travel to potential customers and the ability of our professional services teams to conduct in-person services and trainings, impact expected spending from new customers, negatively impact collections of accounts receivable, and harm our business, results of operations, and financial condition.

Market volatility and economic uncertainty remain widespread, making it potentially very difficult for our clients and us to accurately forecast and plan future business activities. During challenging economic times, our clients and patients may have difficulty gaining timely access to sufficient credit or obtaining credit on reasonable terms, which could impair their ability to make timely payments to us and adversely affect our revenue. If that were to occur, our financial results could be harmed. Further, challenging economic conditions may impair the ability of our clients to pay for the applications and services they already have purchased from us and, as a result, our write-offs of accounts receivable could increase.

Use of proceeds

We expect to receive net proceeds of approximately $213.2 million from this offering, after deducting underwriting discounts and estimated offering expenses payable by us, or approximately $245.3 million if the underwriters exercise in full their option to purchase up to an additional 675,000 shares of common stock.

We intend to use the net proceeds we receive from this offering for general corporate purposes, including working capital, operating expenses and capital expenditures. Additionally, we may use a portion of the net proceeds we receive from this offering to acquire or invest in businesses, products, services or technologies. However, we do not have agreements or commitments for any material acquisitions or investments at this time.

We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Accordingly, we will have broad discretion in using these proceeds, and you will not have the opportunity to influence decisions on the use of these proceeds. Pending their uses, we plan to invest the net proceeds of this offering in interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Dilution

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the price per share of common stock in this offering and the as adjusted net tangible book value per share of common stock immediately after this offering.

Our historical net tangible book value as of January 31, 2021 was $252.3 million, or $5.62 per share of our common stock. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the 44,880,883 shares of our common stock outstanding as of January 31, 2021.

After giving effect to the sale of 4,500,000 shares of common stock in this offering at the public offering price of $50.00 per share, and after deducting underwriting discounts and estimated offering expenses payable by us, our as adjusted net tangible book value as of January 31, 2021 would have been approximately $466.0 million, or approximately $9.44 per common share. This represents an immediate increase in as adjusted net tangible book value of $3.82 per share to our existing shareholders and an immediate dilution of $40.56 per share to investors participating in this offering.

Dilution per share to new investors is determined by subtracting net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution (assuming the underwriters do not exercise in full their option to purchase additional shares):

Public offering price per share		$50.00
Historical net tangible book value per share as of January 31, 2021	$5.62
Increase in net tangible book value per share attributable to new investors	$3.82

As adjusted net tangible book value per share after this offering		$9.44

Dilution per share to new investors		$40.56

The foregoing table and discussion is based on 44,880,883 shares of our common stock outstanding as of January 31, 2021, and excludes:

•

1,260,309 shares of our common stock issuable upon the exercise of stock options outstanding as of January 31, 2021 under our Amended and Restated 2006 Stock Option and Grant Plan, as amended, or the 2006 Plan, at a weighted average exercise price of $1.59 per share;

•

1,942,796 shares of our common stock issuable upon the exercise of stock options outstanding as of January 31, 2021 under our 2018 Stock Option and Grant Plan, as amended, or the 2018 Plan, at a weighted average exercise price of $6.57 per share;

•

8,249 shares of our common stock issuable upon the exercise of stock options outstanding as of January 31, 2021 under our 2019 Stock Option and Incentive Plan, or the 2019 Plan, at a weighted average exercise price of $26.67 per share;

•	2,053,038 shares of our common stock issuable upon the vesting of restricted stock units, or RSUs, outstanding as of January 31, 2021;

•	70,806 shares of our common stock issuable upon the vesting of performance stock units, or PSUs, outstanding as of January 31, 2021;

•

2,256,810 shares of our common stock reserved for future issuance under the 2019 Plan as of January 31, 2021, plus any future increases in the number of shares of common stock reserved for issuance under the 2019 Plan pursuant to the evergreen provision of the 2019 Plan; and

•	855,873 shares of our common stock reserved for future issuance under our 2019 Employee Stock Purchase Plan, as of January 31, 2021.

If the underwriters exercise in full their option to purchase up to an additional 675,000 shares of common stock at the public offering price of $50.00 per share, the as adjusted net tangible book value after this offering would be $9.95 per share, representing an increase in the as adjusted net tangible book value of $4.33 per share to existing shareholders and immediate dilution in net tangible book value of $40.05 per share to investors purchasing our common stock in this offering.

To the extent that any stock options or warrants are exercised or restricted stock units vest, new stock options or restricted stock units are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Dividend policy

We have never declared or paid any cash dividends on our common stock. We anticipate that we will retain all available funds and any future earnings, if any, for use in the operation of our business and do not anticipate declaring or paying cash dividends in the foreseeable future. In addition, future debt instruments may materially restrict our ability to pay dividends on our common stock. Payment of future cash dividends, if any, will be at the discretion of the board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, restrictions that may be imposed by applicable law and our contracts and other factors the board of directors deems relevant. Additionally, our ability to pay dividends on our common stock is limited by restrictions under the terms of our credit facility with Silicon Valley Bank.

Underwriting

We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC and William Blair & Company, L.L.C. are acting as joint book-running managers of the offering and as representatives of the underwriters. We intend to enter into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC	1,428,750
William Blair & Company, L.L.C.	573,750
Allen & Company LLC	450,000
Piper Sandler & Co.	360,000
Robert W. Baird & Co. Incorporated	213,750
Raymond James & Associates, Inc.	213,750
Canaccord Genuity LLC	168,750
Cantor Fitzgerald & Co.	168,750
JMP Securities LLC	168,750
KeyBanc Capital Markets Inc.	168,750
Needham & Company, LLC	168,750
Siebert Williams Shank & Co., LLC	168,750
D.A. Davidson & Co.	123,750
Stephens Inc.	123,750

Total	4,500,000

The underwriters are committed to purchase all the common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $2.50 per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $2.50 per share from the public offering price. After the initial offering of the shares to the public, if all of the common stock are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 675,000 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $2.50 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares	With full option to purchase additional shares
Per Share	$2.50	$2.50
Total	$11,250,000	$12,937,500

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $0.5 million. We will also agree to reimburse the underwriters for certain of their expenses in an amount up to $40,000. The underwriters have agreed to reimburse us for certain expenses incurred by us in connection with the offering.

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not, subject to certain exceptions, (i) offer, pledge, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 60 days after the date of this prospectus supplement, other than the shares of our common stock to be sold hereunder and any shares of our common stock issued upon the exercise of options granted under our existing management incentive plans.

Our directors and our executive officers have entered into lock-up agreements with the representatives prior to the commencement of this offering pursuant to which each of these persons or entities, with certain exceptions, for a period of 60 days after the date of this prospectus supplement may not, without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as bona fide gifts, (ii) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other affiliate or (B) as part of a distribution to stockholders, partners, members or other equity holders of the lock-up party; (b) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering; (c) transfers of lock-up securities to any member or immediate family member or any trust or other legal entity for the direct or indirect benefit of the lock-up party; (d) transfers of lock-up securities by will or intestate succession upon death of the lock-up party; (e) transfers of lock-up securities by operation of law or by order of a court of competent jurisdiction; (f) the surrender or forfeiture of the lock-up securities to the Company to satisfy (A) tax withholding obligations upon exercise or vesting or (B) the exercise price upon a cashless net exercise, in each case, of share options, equity awards, warrants or other right to acquire common stock; (g) the exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein; (h) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (i) transfers of lock-up securities arising as a result of the termination of employment of the undersigned and pursuant to employment agreements under which the Company has the option to repurchase the securities or a right of first refusal with respect to the transfer; and (j) sales pursuant to a written trading plan meeting the requirements of Rule 10b5-1 of the Exchange Act that was established prior to the date of the lock-up agreement. J.P. Morgan Securities LLC, in its sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

Record holders of our securities are typically the parties to the lock-up agreements with the underwriters and the market standoff agreements with us referred to above, while holders of beneficial interests in our shares who are not also record holders in respect of such shares are not typically subject to any such agreements or other similar restrictions. Accordingly, we believe that certain holders of beneficial interests who are not record holders and are not bound by market standoff or lock-up agreements could enter into transactions with respect to those beneficial interests that negatively impact our stock price. In addition, an shareholder who is neither subject to a market standoff agreement with us nor a lock-up agreement with the underwriters may be able to sell, short sell, transfer, hedge, pledge, lend or otherwise dispose of or attempt to sell short sell, transfer, hedge, pledge, lend or otherwise dispose of, their equity interests at any time after the closing of this offering.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation, except that it may make an offer to the public in the United Kingdom of any Shares at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation,

provided that no such offer of the Shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

In the United Kingdom, the offering is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

For the purposes of this provision, the expression an “offer to the public” in relation to the Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offering and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “UK Prospectus Regulation” means the UK version of Regulation (EU) No 2017/1129 as amended by The Prospectus (Amendment etc.) (EU Exit) Regulations 2019, which is part of UK law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the securities. The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in

Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Winding Up and Miscellaneous Provisions Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus supplement with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(a)	to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of Notes, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Material U.S. federal income tax considerations for non-U.S. holders of common stock

The following discussion is a summary of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their purchase, ownership and disposition of shares of our common stock sold pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	an individual who is not a citizen or resident of the United States;

•

a corporation or any other organization taxable as a corporation for U.S. federal income tax purposes that is not created or organized under the laws of the United States, any state thereof, or the District of Columbia; or

•

an estate or trust, the income of which is not subject to U.S. federal income tax on a net income basis and that (1) is not subject to the primary supervision of a court within the United States or over which no U.S. persons have authority to control all substantial decisions and (2) has not made an election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

This discussion does not address the tax treatment of partnerships (including other entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or other pass-through entities (including S corporations), or persons that hold their common stock through such entities. If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in a partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partnership level. A partner in a partnership or other entity treated as a partnership that will hold our common stock should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock through a partnership or other entity treated as a partnership, as applicable.

This discussion is based on current provisions of the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current published rulings and administrative rulings of the Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this prospectus and, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that the IRS will not challenge, or a court will not take a contrary position to, one or more of the tax consequences described herein. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code, generally property held for investment.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, including the alternative minimum tax, the Medicare tax on net investment income, the timing of income accruals required under Section 451(b) of the Code, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code and any election to apply Section 1400Z-2 of the Code to gains recognized with respect to shares of our common stock. This discussion also does not address any U.S. state, local or non-U.S. taxes or any other aspect of any U.S. federal tax other than the U.S. federal income tax. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;

•	banks;

•	tax-exempt or governmental organizations;

•	financial institutions;

•	brokers or dealers in securities;

•	regulated investment companies;

•	pension plans;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	“qualified foreign pension funds” and entities all of the interests of which are held by a “qualified foreign pension fund”;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who have elected to mark securities to market;

•	persons that have a functional currency other than the U.S. dollar;

•	persons that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and

•	certain U.S. expatriates and former citizens or long-term residents of the United States.

This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.

Distributions on our common stock

Distributions, if any, on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale or Other Taxable Disposition of Our Common Stock.” Any such distributions will also be subject to the discussions below under the sections titled “Backup withholding and information reporting” and “Withholding and information reporting requirements—FATCA.”

Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. If we or another withholding agent apply over-withholding or if a non-U.S. holder does not timely provide us with the required certification, the non-U.S. holder may be entitled to a refund or credit of any excess tax withheld by timely filing an appropriate claim with the IRS.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on sale or other taxable disposition of our common stock

Subject to the discussions below under “Backup Withholding and Information Reporting” and “Withholding and Information Reporting Requirements—FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale or other taxable disposition of shares of our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed-base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply with respect to such effectively connected gain, as adjusted for certain items;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is “regularly traded,” as defined by applicable U.S. Treasury Regulations, on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the five-year period ending on the date of the sale or other taxable disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rules described above. If we are a “U.S. real property holding corporation” and either our common stock is not regularly traded on an established securities market or a non-U.S. holder holds more than 5% of our common stock, directly or indirectly, or actually or constructively, during the applicable testing period, such non-U.S. holder would generally be taxed on any gain realized from the sale or other disposition of our common stock in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Backup withholding and information reporting

We or other applicable withholding agent must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions, regardless of whether any tax was actually withheld. Non-U.S. holders may have to comply with specific certification procedures, such as the provision of a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or other applicable Form W-8), to establish that the holder is not a U.S. person (as defined in the Code), or otherwise establish an exemption, in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a sale or other taxable disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Withholding and information reporting requirements—FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on, and gross proceeds from the sale or other taxable disposition of, our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Under applicable U.S. Treasury Regulations and administrative guidance, withholding under FATCA currently applies to payments of dividends on our common stock. Currently proposed U.S. Treasury Regulations provide that

FATCA withholding does not apply to gross proceeds from the disposition of property of a type that can produce U.S. source dividends or interest; however, prior versions of the rules would have made such gross proceeds subject to FATCA withholding. Taxpayers (including withholding agents) can currently rely on the proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

Legal matters

The validity of the common stock offered by this prospectus will be passed upon for us by Goodwin Procter LLP, New York, New York. Certain legal matters related to this offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

Experts

The consolidated financial statements of Phreesia, Inc. and subsidiary as of January 31, 2021 and 2020, and for each of the years in the three-year period ended January 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of January 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of January 31, 2021, expresses an opinion that Phreesia, Inc. and subsidiary did not maintain effective internal control over financial reporting as of January 31, 2021 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness was identified related to ineffective controls over user access and program change management related to certain information technology (IT) systems that support the Company’s financial reporting processes. User and privileged access were not appropriately provisioned and program changes were not adequately reviewed prior to being placed in production. As a result, process level automated controls and manual controls that are dependent on the completeness and accuracy of information derived from the affected IT systems were also ineffective because they could have been adversely impacted. This material weakness was due to an insufficient number of IT personnel to identify and assess risks associated with changes in IT environments resulting in inappropriate assignment of user and privileged access as well as insufficient documentation for control operations and has been identified and included in management’s assessment.

The audit report covering the January 31, 2021 consolidated financial statements refers to a change in method of accounting for leases related to the adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842).

PROSPECTUS

Phreesia, Inc.

Common Stock

Preferred Stock

Warrants

Units

Debt Securities

By this prospectus, we or any selling stockholder may offer and sell from time to time, in one or more offerings, common stock, preferred stock, warrants, units, debt securities or any combination thereof as described in this prospectus. The warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock, the preferred stock may be convertible into or exchangeable for common stock and the debt securities may be convertible into or exchangeable for common stock or preferred stock. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in any of the securities being offered. This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement. The prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

Our common stock is traded on the New York Stock Exchange under the symbol “PHR.”

We or any selling stockholder may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by selling stockholders.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 19, 2020.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospectus may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we and/or selling stockholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities we or any selling stockholder may offer. Each time we or any selling stockholder offer a type or series of securities under this prospectus, a prospectus supplement will be provided that contains more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before you invest in any securities.

We and/or our selling stockholders have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We and/or our selling stockholders take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or any selling stockholder may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless the context indicates otherwise, as used in this prospectus, the terms “Phreesia,” “the Company,” “we,” “us” and “our” refer to Phreesia, Inc. and its consolidated subsidiaries.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Securities.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Phreesia, Inc., 432 Park Avenue South, 12th Floor, New York, New York 10016, Attention: General Counsel, or by telephone request to (888) 654-7473. Our website is located at www.phreesia.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus and any accompanying prospectus supplement incorporate by reference the documents listed below (File No. 001-38977) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this prospectus and the termination of this offering:

•	our Annual Report on Form 10-K for the year ended January 31, 2020, filed with the SEC on April 23, 2020;

•	our Quarterly Report on Form 10-Q for the three months ended April 30, 2020 filed with the SEC on June 9, 2020;

•	our Quarterly Report on Form 10-Q for the three months ended July 31, 2020 filed with the SEC on September 9, 2020;

•

the description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended January 31, 2020, which was filed with the SEC on April 23, 2020, including any amendment or report filed for the purpose of updating such description;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended January 31, 2020 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on May 27, 2020; and

•

Current Reports on Form 8-K, filed with the SEC on April 6, 2020, May 11, 2020, June  1, 2020, June  11, 2020, July 9, 2020 and July  21, 2020 (other than information “furnished” under Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit).

Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus and the applicable prospectus supplement. You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:

Phreesia, Inc.

432 Park Avenue South, 12th Floor

New York, NY 10016

(888) 654-7473

investors@phreesia.com

Attention: Investor Relations

You may also access these documents free of charge on the SEC’s website at www.sec.gov or on our website at www.phreesia.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

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We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related free writing prospectus, and the information incorporated by reference herein and therein contain express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are based on our management’s belief and assumptions and on information currently available to our management. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or the negative of such words or other similar words or phrases. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

These forward-looking statements are neither promises nor guarantees of future performance and relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties, and other factors, many of which are beyond our control, that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the year ended January 31, 2020 and our Current Reports on Form 8-K, and the section of any accompanying prospectus supplement entitled “Risk Factors.”

Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein that include forward-looking statements.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our most recent Annual Report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

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ABOUT THE COMPANY

We are a leading provider of comprehensive solutions that transform the healthcare experience by engaging patients in their care and enabling healthcare provider organizations to optimize operational efficiency, improve profitability and enhance clinical care. As evidenced in industry survey reports from KLAS, a healthcare information technology and insights company, we have been recognized as a leader based on our integration capabilities with healthcare provider organizations, the broad adoption of our patient intake functionalities and by overall client satisfaction. Through the SaaS-based Phreesia Platform, which we refer to as our Platform, we offer healthcare provider organizations, or provider clients, a robust suite of solutions to manage the patient intake process and an integrated payments solution for secure processing of patient payments. Our Platform also provides life sciences companies with an engagement channel for targeted and direct communication with patients.

We were incorporated under the laws of the State of Delaware in 2005. Our principal executive office is located at 432 Park Avenue South, 12th Floor, New York, New York 10016, and our telephone number is (888) 654-7473. Our website address is www.phreesia.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our common stock trades on the New York Stock Exchange under the symbol “PHR.”

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SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of securities beneficially owned by such selling stockholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

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DESCRIPTION OF SECURITIES

We may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.

Common Stock. We may issue and/or sell, as applicable, shares of our common stock from time to time. Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders and do not have cumulative voting rights. Subject to the preferences that may be applicable to any then-outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the rights, preferences and privileges of the preferred stock of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants. We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units. We may issue, in one or more series, units consisting of common stock, preferred stock, and/or warrants for the purchase of common stock and/or preferred stock in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the

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series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

Debt Securities. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. We will file as exhibits to the registration statement of which this prospectus is a part, the form of indenture and any supplemental agreements that describe the terms of the series of debt securities we are offering before the issuance of the related series of debt securities.

We may evidence each series of debt securities we will issue by an indenture that we enter into with a trustee. We will indicate the name and address of the trustee, if applicable, in the prospectus supplement relating to the particular series of debt securities being offered.

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USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling stockholder.

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PLAN OF DISTRIBUTION

We and/or any selling stockholders may sell the offered securities from time to time:

•	through underwriters;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	through dealers;

•	through agents;

•	directly to purchasers;

•	privately negotiated transactions;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	in “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities Act; or

•	through a combination of any of these methods or any other method permitted by law.

We will identify the specific plan of distribution, including any agents, underwriters, dealers or other third parties or direct purchasers and their compensation in the applicable prospectus supplement.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon by Goodwin Procter LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements of Phreesia, Inc. as of January 31, 2020 and 2019, and for each of the years in the three-year period ended January 31, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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4,500,000 shares

Common Stock

Prospectus Supplement

Joint Book-Running Managers

J.P. Morgan	William Blair

Allen & Company LLC	Piper Sandler

Co-Managers

Baird					Raymond James

Canaccord Genuity	Cantor	JMP Securities	KeyBanc Capital Markets	Needham & Company	Siebert Williams Shank

D.A. Davidson & Co.					Stephens Inc.

April 7, 2021